Exhibit 10.6

NOTE: Portions of this Exhibit are the subject of a Confidential Treatment Request by the Registrant to the Securities and Exchange Commission (the “Commission”). Such portions have been redacted and are marked with “[***]” in place of the redacted language. The redacted information has been filed separately with the Commission.

ROYALTY INTEREST ASSIGNMENT AGREEMENT

between

EPOCH BIOSCIENCES, INC.

as Assignor

and

DRUG ROYALTY LP2

as Assignee

March 28, 2008

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION

1.1	Definitions	1
1.2	Headings	4
1.3	Number and Gender	4
1.4	Entire Agreement	4
1.5	Applicable Law; Waiver of Jury Trial	5
1.6	Consent to Jurisdiction	5
1.7	Currency	5
1.8	Exhibits	5

ARTICLE 2 PURCHASE AND ASSUMPTION

2.1	Purchase of Assigned Interests	6

ARTICLE 3 PAYMENTS
3.1	Payment of Purchase Price	6
3.2	Remittances of Royalties	6
3.3	Offset	6

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF ASSIGNOR

4.1	Corporate Matters	7
4.2	Title	7
4.3	License Agreements	8
4.4	Intellectual Property	8
4.5	Absence of Conflicting Agreements	9
4.6	Consents and Approvals	9
4.7	Compliance with Applicable Law	10
4.8	Litigation	10
4.9	Survival	10

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF ASSIGNEE

5.1	Corporate Matters	10
5.2	Consents and Approvals	11
5.3	Absence of Conflicting Agreements	11
5.4	Compliance with Applicable Law	11
5.5	Litigation	12
5.6	Survival	12

- ii -

ARTICLE 6 CLOSING

6.1	Assignee Deliveries	12
6.2	Assignor Deliveries	12

ARTICLE 7 COVENANTS

7.1	License Agreement	13
7.2	Maintenance and Access to Records	14
7.3	Conduct of the Business	14
7.4	True Sale	15
7.5	Patent Obligations	15
7.6	Certain Conduct	16
7.7	Indemnities	16
7.8	Third Party Claims Procedure	16

ARTICLE 8 GENERAL

8.1	Confidentiality	17
8.2	Amendment	17
8.3	Waiver of Rights	17
8.4	Tender	18
8.5	Expenses	18
8.6	Notices	18
8.7	Assignment	19
8.8	Further Assurances	20
8.9	Independent Parties	20
8.10	Public Announcements	20
8.11	Severability	20
8.12	Counterparts	21
8.13	Facsimile Execution	21

Exhibit A	-	License Agreement and Quencher Agreement

Exhibit B	-	Patents and Patent Applications

- iii -

ROYALTY INTEREST ASSIGNMENT AGREEMENT

THIS AGREEMENT is made and entered into as of March 28, 2008.

BETWEEN:

EPOCH BIOSCIENCES, INC.,

a corporation organized and existing under the laws

of the State of Delaware

(hereinafter referred to as “Epoch” or “Assignor”)

- and -

DRUG ROYALTY LP2,

a limited partnership organized and existing under

the laws of the State of Delaware

(hereinafter referred to as “Assignee”).

WHEREAS Assignor is a party to a Second Amended and Restated Collaboration, License and Supply Agreement with Applera Corporation (the “Licensee”) dated as of August 17, 2000, as amended by the First Side Agreement dated October 31, 2001, the Amendment No. 1 to the Second Amended and Restated Collaboration, License and Supply Agreement dated July 26, 2002 and Amendment No. 2 to the Second Amended and Restated Collaboration, License and Supply Agreement dated as of December 31, 2005 (collectively, the “License Agreement”);

AND WHEREAS Assignor wishes to sell, assign, convey and transfer to Assignee, and Assignee wishes to purchase from Assignor, certain rights under the License Agreement, upon and subject to the terms and conditions hereinafter set forth;

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

In this Agreement:

“Acquired Royalty Payments” has the meaning specified in Section 2.1(a);

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified;

“Agreement” means this Royalty Interest Assignment Agreement, the recitals, all attached exhibits and schedules, and any agreement, exhibit or schedule supplementing or amending this Agreement. All uses of the words “hereto”, “herein,” “hereof,” “hereby” and “hereunder” and similar expressions refer to this Agreement and not to any particular section or portion of it;

“Applicable Law” means, in respect of any Person, property, transaction or event, any statute, law, ordinance, rule, regulation, regulatory policy, order, judgment or decree applicable to that Person, property, transaction or event;

“Assigned Interests” has the meaning specified in Section 2.1;

“Assignee” has the meaning specified in the introduction to this Agreement;

“Assignor” has the meaning specified in the introduction to this Agreement;

“Authorization” has the meaning specified in Section 6.2(d);

“Business Day” means any day of the week other than a Saturday, Sunday or a day observed as a statutory or civic holiday in New York, New York;

“Closing” means the consummation of the transactions contemplated by this Agreement, including the transfer to Assignee of all of Assignor’s right, title and interest in and to the Assigned Interests;

“Closing Document” means any document, instrument, undertaking or agreement made or delivered pursuant to or in connection with this Agreement;

“control” means, in respect of a legal Person, direct or indirect legal or beneficial ownership of more than 50% of the voting interests in or the equity or participation interests in, or the right to appoint more than 50% of the directors or the management of, such Person;

“Effective Date” means the date hereof;

“Encumbrances” means liens, charges, security interests, mortgages, options, privileges, pledges, trusts or deemed trusts (whether contractual, statutory or otherwise) and any other encumbrance, right or claim of any other person of any kind whatsoever;

“Governmental Agency” means any domestic or foreign government whether federal, state, provincial or municipal and any governmental agency, governmental authority, governmental tribunal or governmental commission of any kind whatsoever;

“including”, when used herein or in any Closing Document, means “including without limitation” and shall not be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it;

“Know-How” means Licensed Know-How, as that term is defined in the License Agreement;

“License Agreement” has the meaning specified in the recitals to this Agreement;

“Licensee” has the meaning specified in the recitals to this Agreement;

“Licensee Acknowledgment” has the meaning specified in Section 6.2(a);

“Licensee Direction” means a written direction of Assignor and Assignee to Licensee to pay the Acquired Royalty Payments to Assignee;

“Notice” has the meaning specified in Section 8.6;

“Parties” means Epoch and Assignee, collectively, and “Party” means either one of them;

“Patents” means the Licensed Patents and Related Patents, as those terms are defined in the License Agreement, including those Patents and patent applications set forth on Exhibit B attached hereto;

“Permitted Encumbrances” means (i) any license in intellectual property granted prior to the date hereof, or granted after the date hereof in accordance with Section 7.5(b)(iii), by Assignor, including patents and trademarks held by Assignor, that does not interfere with, or cause a diminution of value of, the Assigned Interests, and (ii) the Security Interest;

“Person” or “person” includes an individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, joint venture, association, trust, unincorporated organization, or any other legal entity;

“Product” means a Licensed Product, as that term is defined in the License Agreement;

“Purchase Price” has the meaning specified in Section 3.1;

“Quencher Agreement” means the license and supply agreement between Epoch and the Licensee dated as of September 2, 2003 in respect of Epoch’s Eclipse™ product as amended by Amendment No. 1 to the Quencher License and Supply Agreement dated September 2, 2003 and as further amended by Amendment No. 2 dated December 31, 2005, as such agreement may be further amended from time to time;

“Reports” means (i) any notices of breach of the License Agreement and any notices of infringement or claims in respect of the Patents and Know-How and (ii) all reports, statements, calculations and certifications referenced in and deliverable under Section

5.06 of the License Agreement relating to the calculation and payment of the Royalties, and for greater certainty “Reports” does not include any of the foregoing documents or any information in any of the foregoing documents that does not relate to the calculation and payment of Royalties, such as, for example, the selling price of the Bare Probes for Large Sale Orders under Section 6.02 of the License Agreement;

“Royalties” means all of the royalties payable to Epoch under the License Agreement in respect of (i) Net Sales (as defined in the License Agreement) made and (ii) Net Revenues (as defined in the License Agreement) received, as calculated in accordance with Article 5 and Section 4.02 respectively of the License Agreement, together with any collections or recoveries receivable or lump sum payments payable in lieu thereof including in connection with (a) any litigation to enforce the License Agreement, the Patents or the Know-How, (b) any interest payable thereon pursuant to Section 5.07 of the License Agreement, and (c) any deficiency payment plus interest thereon as described in Section 5.10 of the License Agreement;

“Security Agreement” has the meaning specified in Section 6.2(c);

“Security Interest” means the security interest granted pursuant to the Security Agreement;

“Third Party” means any Person other than Epoch or Assignee, and their respective Affiliates and Assignee’s co-investors;

“Transmission” means any electronic means of sending messages, including facsimile transmission, which produces a paper record; and

“USPTO” mean the United States Patent and Trademark office.

1.2	Headings

The division of this Agreement into articles, sections and subsections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless otherwise specified, references in this Agreement to Sections, Exhibits and Schedules are references to sections of and schedules and exhibits to this Agreement.

1.3	Number and Gender

Unless otherwise specified in this Agreement, words in the singular number include the plural and vice-versa and words in one gender include all genders.

1.4	Entire Agreement

This Agreement, together with the Closing Documents, constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, negotiations, discussions and understandings, written or oral. There are no representations, warranties, conditions, other agreements or acknowledgements, whether direct or collateral, or express or implied, that form part of or affect this Agreement, or which induced any Party to enter into this Agreement or on which reliance is placed by any Party, except as specifically set forth in this Agreement or in the Closing Documents.

1.5	Applicable Law; Waiver of Jury Trial

This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law thereof except as set forth in Section 5-1401 of the New York General Obligations Law.

EACH PARTY HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION HEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH PARTY, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

1.6	Consent to Jurisdiction

Each of Assignor and Assignee (a) hereby irrevocably submits to the jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and to the extent that such United States district court lacks jurisdiction despite the consent herein, to the jurisdiction of the courts of the State of New York sitting in New York County and the appellate courts therefrom, and (b) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of Assignor and Assignee consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 1.6 shall affect or limit any right to serve process in any other manner permitted by law.

1.7	Currency

Unless otherwise specified in this Agreement, all statements of or references to monetary amounts in this Agreement are references to the lawful currency of the United States of America and all sums of money to be paid or calculated pursuant to this Agreement shall be calculated and paid in United States currency.

1.8	Exhibits

The Exhibits attached hereto form an integral part of this Agreement.

ARTICLE 2

PURCHASE AND ASSUMPTION

2.1	Purchase of Assigned Interests

Assignor hereby sells, assigns and transfers to Assignee and Assignee hereby purchases from Assignor an undivided interest in all right, title and interest of Assignor in and to the rights set forth in Subsections (a) and (b) below (collectively, the “Assigned Interests”):

(a)	the right to receive one hundred percent (100%) of the Royalties from and after January 1, 2012 (the “Acquired Royalty Payments”); and

(b)	the right to receive any and all Reports.

ARTICLE 3

PAYMENTS

3.1	Payment of Purchase Price

In consideration for the Assigned Interests, Assignee shall concurrent with the execution of this Agreement pay to Epoch $10,000,000 (the “Purchase Price”). All payments shall be paid to or to the order of Epoch by wire transfer of same day funds to the bank account designated by Epoch or its authorized agent.

3.2	Remittances of Royalties

(a) If, notwithstanding the terms of the Licensee Direction, at any time Assignor receives or has received any amount in respect of an Acquired Royalty Payment, Assignor shall be deemed to be holding such funds in trust for Assignee and shall forthwith upon receipt of such funds, deliver the same to Assignee without deduction or set-off.

(b) If at any time Assignee receives or has received any payment or other monies relating to the License Agreement that are not in respect of the Assigned Interests or that Assignee is not otherwise entitled to in connection with the subject matter of this Agreement, Assignee shall be deemed to be holding such funds in trust for Assignor and shall forthwith upon receipt of such funds, deliver the same to Assignor without deduction or set-off.

3.3	Offset

(a) Assignor agrees that the Assigned Interests and all payments in respect thereof shall be free of any claim as between Assignor and Licensee for offset, true up or deficiency, whether arising prior to or after the Effective Date and agrees to hold Assignee harmless in respect of any such offset, true up or deficiency.

(b) If under the terms of the License Agreement, Licensee is entitled to reduce any amount payable thereunder in respect of the Assigned Interests by amounts paid to Assignor in respect of the Quencher Agreement, Assignor agrees that any such reduction shall constitute a set-off under (a) above and shall hold Assignee harmless in respect thereof.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF ASSIGNOR

Assignor represents and warrants as at the Effective Date to Assignee as follows, and acknowledges that Assignee is relying on such representations and warranties in entering into this Agreement:

4.1	Corporate Matters

(a) Epoch is a corporation duly incorporated and in good standing under the laws of the State of Delaware.

(b) Assignor has all necessary corporate power, right and authority to carry on its business as it is presently conducted.

(c) Assignor has all necessary corporate power, right and authority to execute and deliver, and to observe and perform its covenants and obligations under this Agreement, the License Agreement and each of the Closing Documents to which it is a party.

(d) Assignor has taken all corporate action necessary to authorize the execution and delivery of, and the observance and performance of its covenants and obligations under this Agreement and the Closing Documents to which it is a party.

(e) This Agreement and each Closing Document to which Assignor is a party has been or will be duly executed and delivered by Assignor, and this Agreement and each Closing Document to which Assignor is a party constitutes or will constitute a legal, valid and binding obligation of Assignor enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights or by general principles of equity.

(f) Assignor is not, and will not be after giving effect to the transactions contemplated by this Agreement, insolvent, and no proceedings have been taken or authorized by Assignor, or to the knowledge of Assignor by any other Person, with respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of Assignor.

4.2	Title

(a) Assignor is the exclusive owner of all legal and equitable title, free and clear of all Encumbrances (i) to the Assigned Interests, (ii) other than Permitted Encumbrances, to the Patents and (iii) to the Know-How.

(b) The License Agreement is free and clear of all Encumbrances other than Permitted Encumbrances granted by or imposed in respect of Assignor or, to the knowledge of Assignor, the Licensee.

4.3	License Agreements

(a) Each of the License Agreement and the Quencher Agreement, a copy of each of which together with all amendments thereto is attached as Exhibit A hereto, and each of which is a true and complete copy of the original thereof, is in full force and effect and has not been further amended. The License Agreement is a valid, legal and binding obligation of Epoch and, to the knowledge of Epoch, of the Licensee, enforceable against each party thereto in accordance with its terms. Neither Assignor nor, to the knowledge of Epoch, Licensee is in material default of any of its respective obligations under the License Agreement. Neither Licensee nor Assignor has waived any rights or defaults under the License Agreement that would adversely affect in any material respect the Assigned Interests, the License Agreement, the Patents, the Products or the Know-How and no event has occurred which, after the giving of notice or the lapse of time or both, would constitute a material default or breach by Assignor or, to the knowledge of Epoch, by the Licensee of the License Agreement.

(b) Assignor has not received any notice, and is not otherwise aware of, any actual or potential defense or claim (including any claim of recoupment) of the Licensee that could be asserted against Assignee as assignee of the Assigned Interests.

(c) Assignor has provided to Assignee a true and complete copy of each report and certificate delivered by Licensee pursuant to Section 5.06 of the License Agreement.

(d) The License Agreement is the only agreement (other than this Agreement) that the Assignor is a party to with respect to the Assigned Interests.

(e) The Patents licensed under the License Agreement for the Exclusive Licensed Field (as that term is defined in the License Agreement) are not licensed under any other agreement other than the Quencher Agreement for any field outside of the Exclusive Licensed Field. From and after January 1, 2012, any royalty under any of the Patents payable to Assignor arising from the sale of any Product which is a licensed product covered by both the License Agreement and the Quencher Agreement shall be a Royalty subject to, and shall be paid to Assignee under, the terms of this Agreement.

(f) Licensee has no prepayments of Royalties remaining unapplied under the License Agreement, including pursuant to Section 5.01 of the License Agreement.

(g) Other than pursuant to the Authorization, no agent has been appointed by Assignor pursuant to Section 5.10 of the License Agreement for the purpose of inspecting records relating to the Assigned Interests.

4.4	Intellectual Property

(a) Exhibit B sets forth a complete list of all patent applications and patents within the Patents, including the status of each patent and patent application. No Person has challenged the validity or enforceability of any of the Patents. To the knowledge of Assignor, there is no infringement of the Patents by any Person. Assignor has not received any demand or claim in writing by any Person that (i) such person has any ownership interest in any of the Patents, (ii) any of the Patents are, or may be invalid or (iii) that the Product infringes upon or may infringe upon or otherwise interferes with any patent or other right of any kind of any third party and Epoch owns the Patents and Epoch is not aware of any basis for any Person to claim that they have any interest in any of the Patents. To the knowledge of Assignor, the Patents are valid and enforceable and all appropriate fees have been paid. To the knowledge of Assignor, the naming of inventors in any of the Patents is correct and occurred without any deceptive intent. To the knowledge of Assignor, neither the Products nor any of the Products sold by Licensee infringe or interfere with any patent or other right of any kind of any third party. Assignor has disclosed to Assignee all third party patents relevant to the Assigned Interests for which Assignor has requested a legal opinion concerning validity or non-infringement. Other than pursuant to the License Agreement and the Quencher Agreement Epoch has not granted any Person the right under the Patents to develop, manufacture, distribute, import, make, use, market or sell the Products or any other product that would infringe the Patents.

(b) To the knowledge of Assignor, all material Know-How is owned by Assignor, and has been treated as proprietary and confidential and in a manner consistent with protecting its trade secrets from disclosure or misappropriation. To the knowledge of Assignor, no third party has a claim or has claimed any ownership rights or received any demand or claim by any person that any of the Know-How is infringing any intellectual property rights of any third party.

4.5	Absence of Conflicting Agreements

Neither the execution and delivery of this Agreement or of any of the Closing Documents, nor the observance and performance by Assignor of any covenant or obligation under this Agreement or any Closing Document to which it is a party, or the consummation of any of the transactions contemplated hereby and thereby, contravenes or results in, or will contravene or result in, a violation of or a default under (with or without the giving of notice or lapse of time, or both) or in the acceleration of any obligation under:

(a)	any Applicable Law;

(b)	the certificate of incorporation, by-laws or similar organizational documents of Assignor or any directors’, shareholders’, or members’ resolutions of such Party; or

(c)	any material instrument, contract, lease, license or other agreement to which Assignor is a party, or by which it or its business or property is bound or affected.

4.6	Consents and Approvals

Other than the Licensee Acknowledgement, no consent, approval, license, order or authorization, registration, declaration or filing with or of any Governmental Agency or other Person is required by Assignor in connection with:

(a)	the execution and delivery by Assignor of this Agreement and the Closing Documents to which it is a party;

(b)	the observance and performance by Assignor of its obligations under this Agreement and the Closing Documents to which it is a party; or

(c)	the consummation of any of the transactions contemplated thereby.

4.7	Compliance with Applicable Law

Assignor has conducted and is conducting its business in compliance with all Applicable Laws, and is not in violation of any Applicable Laws, except for violations which do not or will not (either individually or in the aggregate) adversely affect in any material respect the Assigned Interests, the License Agreement, the Patents, the Products or Assignor’s ability to perform its obligations under this Agreement.

4.8	Litigation

There is no claim, demand, suit, action, cause of action, dispute, litigation, investigation, grievance, arbitration, governmental proceeding or other proceeding, including appeals and applications for review, in progress against, by or relating to Assignor, the Assigned Interests, the License Agreement, the Patents or the Products, which would invalidate this Agreement or limit Epoch’s ability to carry out its obligations hereunder or materially adversely affect the Assigned Interests, the License Agreement, the Patents or the Products, nor to the knowledge of Assignor, are any of the same pending or threatened. There is not presently outstanding against Assignor any judgment, decree, injunction, order or award of any court, Governmental Agency or arbitrator that has, or could have, a material adverse effect on the Assigned Interests, the License Agreement, the Patents or the Products or such Party or its business or property.

4.9	Survival

The representations and warranties in this Article 4 shall survive the Closing and the consummation of the transactions contemplated by this Agreement. To the extent not performed by the Effective Date, the covenants of Assignor in this Agreement shall survive the Closing and the consummation of the transactions contemplated by this Agreement.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF ASSIGNEE

Assignee represents and warrants to Assignor as at the Effective Date and acknowledges that Assignor is relying on such representations and warranties in entering into this Agreement:

5.1	Corporate Matters

(a) Assignee is a limited partnership duly formed and in good standing under the laws of the State of Delaware.

(b) Assignee has all necessary power, right and authority to execute and deliver, and to observe and perform its covenants and obligations under this Agreement and each of the Closing Documents to which it is a party.

(c) Assignee has taken all action necessary to authorize the execution and delivery of, and the observance and performance of its covenants and obligations under, this Agreement and the Closing Documents to which it is a party.

(d) This Agreement and each Closing Document to which Assignee is a party has been or will be duly executed and delivered by Assignee, and this Agreement and each Closing Document to which Assignee is a party, constitutes or will constitute a legal, valid and binding obligation of Assignee enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights or by general principles of equity.

5.2	Consents and Approvals

No consent, approval, license, order or authorization, registration, declaration or filing with or of any Governmental Agency or other Person is required by Assignee in connection with:

(i)	the execution and delivery by Assignee of this Agreement and the Closing Documents to which it is a party;

(ii)	the observance and performance by Assignee of its obligations under this Agreement and the Closing Documents to which it is a party; or

(iii)	the consummation of any of the transactions contemplated thereby.

5.3	Absence of Conflicting Agreements

Neither the execution and delivery of this Agreement or of any of the Closing Documents, nor the observance and performance by Assignee of any covenant or obligation under this Agreement or any Closing Document to which it is a party, or the consummation of any of the transactions contemplated hereby and thereby, contravenes or results in, or will contravene or result in, a violation of or a default under (with or without the giving of notice or lapse of time, or both) or in the acceleration of any obligation under:

(i)	any Applicable Law;

(ii)	the certificate of limited partnership, limited partnership agreement or organizational documents of Assignee or any resolutions of the general partner of such Party; or

(iii)	any material instrument, contract, lease, license or other agreement to which Assignee is a party, or by which it or its business or property is bound or affected.

5.4	Compliance with Applicable Law

Assignee has conducted and is conducting its business in compliance with all Applicable Laws, and is not in violation of any Applicable Laws, except for violations which do not or will not (either individually or in the aggregate) adversely affect in any material respect the Assignee’s ability to perform its obligations under this Agreement.

5.5	Litigation

There is no claim, demand, suit, action, cause of action, dispute, litigation, investigation, grievance, arbitration, governmental proceeding or other proceeding, including appeals and applications for review, in progress against, by or relating to Assignee, which would invalidate the Agreement or materially limit Assignee’s ability to carry out its obligations hereunder nor to the knowledge of Assignee, are any of the same pending or threatened. There is not presently outstanding against Assignee any judgment, decree, injunction, order or award of any court, Governmental Agency or arbitrator that has, or could have, a material adverse effect on the Assignee or its business or property.

5.6	Survival

The representations and warranties in this Article 5 shall survive the Closing and the consummation of the transactions contemplated by this Agreement. To the extent not performed by the Effective Date, the covenants of Assignee in this Agreement shall survive the Closing and the consummation of the transactions contemplated by this Agreement.

ARTICLE 6

CLOSING

6.1	Assignee Deliveries

Assignee shall deliver to Epoch concurrent with delivery of this Agreement:

(a)	an amount of same day funds equal to the Purchase Price;

(b)	a duly executed and delivered Licensee Direction; and

(c)	such other documents and instruments as Assignor may reasonably require to give effect to and carry out the transactions contemplated herein.

6.2	Assignor Deliveries

Assignor shall deliver to Assignee concurrent with delivery of this Agreement:

(a)	a duly executed and delivered acknowledgment from Licensee in form and substance acceptable to the Assignee (the “Licensee Acknowledgment”);

(b)	standard corporate authority and enforceability opinions on this Agreement and the Security Agreement and a no conflict with laws opinion on the License Agreement, from counsel to the Assignor, each in form and substance satisfactory to the Assignee and its counsel;

(c)	a duly executed and delivered security agreement granting a security interest in the License Agreement, the Patents and the Know-How (the “Security Agreement”) to Assignee as security for the performance of Assignor’s obligations hereunder;

(d)	a duly executed and delivered authorization of Assignor appointing the Assignee or Assignee’s nominee as Assignor’s duly authorized agent for the purposes of inspecting Licensee’s records relating to the Assigned Interests pursuant to Section 5.10 of the License Agreement (the “Authorization”);

(e)	a duly executed and delivered Licensee Direction;

(f)	in respect of Assignor:

(i)	a current certificate of good standing from the Secretary of State for the State of Delaware;

(ii)	certified resolutions authorizing the transactions contemplated herein and in the other Closing Documents; and

(iii)	an incumbency certificate; and

(g)	such other documents and instruments as Assignee may reasonably require to give effect to and carry out the transactions contemplated herein.

ARTICLE 7

COVENANTS

The Parties covenant and agree as follows:

7.1	License Agreement

(a) Unless otherwise agreed to in writing by the Parties, Assignor shall not, with respect to the Assigned Interests (i) forgive, release, or compromise any amount owed or to become owing with respect to the Assigned Interests on or after the Effective Date, (ii) modify, waive, cancel or otherwise relinquish any of the Assigned Interests under the License Agreement, or (iii) amend, restate or novate either the License Agreement or the Quencher Agreement in a manner that could adversely affect, or diminish the value of, the Assigned Interests.

(b) Upon becoming aware of any breach of the License Agreement arising with respect to the Assigned Interests, Assignor shall promptly notify Assignee in writing of such breach.

(c) While any obligations remain outstanding under this Agreement, Assignor will not terminate, modify, or subcontract or otherwise delegate its obligations under the License Agreement without the prior written consent of Assignee and will fulfill all of its supply obligations under the License Agreement.

(d) Assignor will promptly provide to the Assignee copies of all Reports delivered under the License Agreement to the extent the Reports relate to the Assigned Interests.

(e) Any royalty under any of the Patents payable to Assignor arising from the sale of any Product which is a licensed product covered by both the License Agreement and the Quencher Agreement shall be a Royalty subject to, and shall be paid to Assignee under, the terms of this Agreement.

(f) From time to time after the date hereof, Assignee may change its nominee for purposes of the Authorization, and upon request of Assignee, Assignor shall promptly execute and deliver to Assignee a new Authorization in respect of Assignee’s nominee as duly authorized agent.

(g) Epoch will not exercise its rights to inspect Licensee’s records relating to the Assigned Interests pursuant to the audit rights under Section 5.10 of the License Agreement without the prior written consent of Assignee, which consent may be withheld in Assignee’s sole discretion.

(h) Assignee acknowledges that the License Agreement may be terminated by the Licensee (other than by reason of an act or omission of Epoch which caused such termination) in accordance with Section 9.02(c) of the License Agreement, and that a termination of the License Agreement by Licensee in accordance with such section would not in and of itself constitute a breach of this Section 8.1 or any other provision of this Agreement. Assignor covenants that in the event that the License Agreement is terminated by Licensee, Assignor will use its commercially reasonable efforts to enter into a license agreement for the Products within the Field of Use for the Patents specified in the Licence Agreement or into a transaction to effect the exploitation for gain of those rights (in either case a “Replacement Agreement”), and to effect an assignment to Assignee of the royalties or proceeds under that Replacement Agreement in order to achieve as closely as possible an economic result no worse to the Assignee than if the License Agreement had not been terminated, and generally on terms and conditions that are acceptable to Assignee acting reasonably. Assignor shall consult with Assignee prior to entering into any Replacement Agreement and shall keep Assignee informed as to the status of negotiations with respect to and completion of the Replacement Agreement.

7.2	Maintenance and Access to Records

Assignor agrees that it will retain all books and records and any other documents, information and files relating to the Products generated by it or delivered to it by the Licensee for such period as is required by Applicable Law. So long as such books and records and such other documents, information and files are retained by the Assignor and any Assigned Interests are outstanding, the Assignee or its authorized representatives shall have reasonable access thereto.

7.3	Conduct of the Business

Assignor shall cause its business and other activities with respect to the Assigned Interests, the License Agreement, the Patents, the Products and the Know-How to be carried on in the ordinary course, consistent with past practice and shall not take or permit to be taken any action that will have a material adverse effect on the Products.

7.4	True Sale

(a) Assignor and Assignee intend and agree that the sale, assignment and transfer of the Assigned Interests under Section 2.1 (the “Assignment”) shall be, and is, a true sale by Assignor to Assignee that is absolute and irrevocable and that provides Assignee with the full benefits of ownership of the Assigned Interests, and neither Assignor nor Assignee intends the transactions contemplated hereunder to be, or for any purpose to be characterized as, a loan from Assignee to Assignor. Assignor waives any right to contest or otherwise assert that this Agreement is other than a true sale by Assignor to Assignee under Applicable Law, which waiver shall be enforceable against Assignor in any bankruptcy or insolvency proceeding relating to Assignor.

(b) Assignor hereby consents to Assignee recording and filing, at Assignee’s sole cost and expense, financing statements (and continuation statements with respect to such financing statements when applicable) meeting the requirements of Applicable Law in such manner and in such jurisdictions as are necessary or appropriate to perfect the Assignment intended to be effected by this Agreement, including precautionary filings customary in true sale transactions.

7.5	Patent Obligations

(a) Assignor shall, at is own cost, in accordance with its standard procedures and with good practice, and subject to the rights of Licensee under the License Agreement, use its commercially reasonable efforts (including making payment of appropriate fees to the USPTO) to, (i) prosecute and maintain in full force and effect each pending patent application worldwide included in the Patents, in particular, validate EP 0 819 133 in at least Great Britain, Germany, France, Spain and Italy by April 2, 2008; (ii) maintain and keep in full force and effect any issued Patents in each of the countries worldwide in which Assignor has an issued patent, and (iii) maintain all Know-How relating to the Products in strict confidence other than disclosure to Licensee in accordance with the License Agreement. Assignor shall provide notice to Assignee of all information relating to the prosecution and/or validity or enforceability of any patent or application in the Patents, including all correspondence to and from the USPTO or any other patent office in which any patent application is pending or from which any patent has issued. If practicable, such notice to Assignee shall be in sufficient time to allow Assignee to comment, or act pursuant to section (b) below, on matters which may have a material effect on the scope, validity, or enforceability of any of the Patents.

(b) Assignor shall not without the prior written consent of Assignee abandon any of the Patents or Know-How, or sell, transfer, assign or otherwise dispose of the Patents or Know-How to any Person and shall not grant any licenses thereunder other than (i) the license in the License Agreement, (ii) the license in the Quencher Agreement, and (iii) any license for use outside the Field of Use as defined in the License Agreement or the Quencher Agreement that does not and would not materially interfere with or impair the value of the Assigned Interests. Assignee shall have, at its option, the right to have Assignor assign to Assignee all right, title and interest in any Patent that Assignor decides to abandon.

(c) Assignor hereby grants to Assignee an irrevocable power of attorney with power of substitution to act in the place and stead of Assignor in performing the actions specified in (a)(i) and (a)(ii) above. Such power is acknowledged by Assignor to be coupled with an interest and shall be exercisable immediately upon Assignor’s breach of the covenant in (a)(i) or (a)(ii) above.

7.6	Certain Conduct

Without the prior written consent of Assignee, which consent shall not be unreasonably withheld, Assignor shall not: (i) create or suffer to exist any Encumbrance other than the Security Interest on any of the Assigned Interests or the License Agreement; (ii) amend or terminate the License Agreement or fail to perform and fulfill its obligations under the License Agreement in accordance with the terms thereof if such amendment, termination or failure to perform would have a material adverse affect on any of the Assigned Interests; (iii) sell, transfer, assign or otherwise dispose of any interest in the Patents other than pursuant to a Permitted Encumbrance, or (iv) agree to do any of the foregoing.

7.7	Indemnities

(a) Assignor hereby indemnifies and agrees to hold Assignee harmless from any damages suffered or incurred by Assignee to the extent resulting from (i) any material breach of a representation or warranty of Assignor contained herein, or (ii) the material breach by Assignor of any covenant contained in this Agreement or any of the Closing Documents, or (iii) any Encumbrance of any of the Assigned Interests or the License Agreement, other than any Encumbrance created by Assignee or a Permitted Encumbrance. Assignee hereby indemnifies and holds Assignor harmless from any damages suffered or incurred by Assignor to the extent resulting from (i) any material breach of a representation or warranty of Assignee contained herein, or (ii) the material breach by Assignee of any covenant contained in this Agreement or the Assignee Closing Documents.

(b) Assignor hereby indemnifies and agrees to hold Assignee harmless from any damages suffered or incurred by Assignee to the extent resulting from any breach of the License Agreement by a party thereto, other than (i) the failure of Licensee to pay the royalties owing thereunder where such failure to pay is not related to, resulting from or in response to a breach of the License Agreement by Assignor or (ii) a breach of a covenant or representation by a party to the License Agreement related to or resulting from one or both of the parties’ inability to market, commercialize or exploit the Patents.

7.8	Third Party Claims Procedure

The indemnified party shall give notice (the “Indemnity Notice”) to the indemnifying party specifying the particulars of any Third Party claim within ten (10) days after it receives notification of the claim; provided, however, that failure to give such notice within such time period shall not prejudice the rights of the indemnified party except to the extent that the failure to give such notice materially adversely affects the ability of the indemnifying party to defend the claim or to cure the breach of the representation, warranty, covenant or obligation giving rise to the claim. Subject to the terms of this Section 7.8, the indemnifying party shall have sole control over the defense and settlement of such claim. The indemnifying party may not settle or compromise the claim without the prior written consent of the indemnified party unless such settlement or compromise (i) involves no payment (whether by cash, securities or other instrument), assignment, granting of a license or admission of fault or wrongdoing by the indemnified party and (ii) the indemnified party receives a comprehensive general release of all claims from the applicable third parties. The indemnified party shall provide to the indemnifying party, in confidence, all files, books, records and other information in its possession or control which may be relevant to the defense of such claim. The indemnified party shall co-operate in all reasonable respects in the defense of such claim but at the expense of the indemnifying party. If the indemnifying party fails to diligently defend such claim throughout the period that such claim exists, its right to defend the claim shall terminate and the indemnified party may assume the defense of such claim at the sole expense of the indemnifying party. In such event, the indemnified party may compromise or settle such claim, without the consent of the indemnifying party.

ARTICLE 8

GENERAL

8.1	Confidentiality

For a period beginning on the date hereof and terminating on the date that is five years after the date the last Royalty is received, each of Assignee and Assignor and their respective Affiliates, shall not use, reveal or disclose to Third Parties (other than Assignee’s beneficiaries and the Assignor’s and Assignee’s respective financial institutions, counsel and advisors and then only on a confidential basis) any information received from the other Party in connection with this Agreement (including any information or reports provided to Assignee or its Affiliates by Licensee, and including the terms of this Agreement), without first obtaining the written consent of the disclosing or other Party, except as may be otherwise provided herein. This confidentiality obligation shall not apply to information which (a) is or becomes a matter of public knowledge (other than as a result of a breach of this Agreement), (b) is already in the possession of the receiving Party, (c) is disclosed to the receiving Party by a Third Party having the right to do so, or (d) is required by Applicable Law to be disclosed, including pursuant to applicable securities laws provided that if Assignor is required to file this Agreement or any other Closing Document in any registry of repository accessible by the public, Assignor will use its commercially reasonable efforts to obtain confidential treatment for commercially sensitive information from such documents and shall co-operate and consult with Assignee in that regard. The Parties shall take reasonable measures to assure that no unauthorized use or disclosure is made.

8.2	Amendment

This Agreement may be amended or supplemented only by a written agreement signed by each Party.

8.3	Waiver of Rights

Any waiver of, or consent to depart from, the requirements of any provision of this Agreement shall be effective only if it is in writing and signed by the Party giving it, and only in the specific instance and for the specific purpose for which it has been given. No failure on the part of any Party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of such right. No single or partial exercise of any such right shall preclude any other or further exercise of such right or the exercise of any other right.

8.4	Tender

Any tender of documents hereunder may be made upon the Parties or their respective counsel and money shall be tendered by wire transfer of same day funds.

8.5	Expenses

Epoch agrees to pay all reasonable costs and expenses of Assignee in connection with the transaction contemplated by this Agreement, any amendments or modifications of (or supplements to) this Agreement and any and all other documents furnished pursuant hereto or in connection herewith, including the reasonable fees, and out-of-pocket expenses of counsel and consultants to Assignee, to a maximum of [***] (the “Cap”) provided that costs incurred by Assignee for the preparation by Assignee’s U.S. bankruptcy counsel for Assignee of a memorandum of advice on the transactions contemplated by this Agreement shall not be included in, and shall be in addition to, any amounts paid under the Cap, as well as all reasonable costs and expenses (including, without limitation, reasonable legal fees and expenses), if any, in connection with the enforcement of this Agreement.

Assignor shall be responsible for and pay for its expenses in connection with the transactions contemplated by this Agreement, including any counsel and broker fees.

8.6	Notices

Any notice, demand or other communication (a “Notice”) required or permitted to be given or made hereunder shall be in writing and shall be sufficiently given or made if:

(a)	delivered in person during normal business hours of the recipient on a Business Day and left with a receptionist or other responsible employee of the recipient at the relevant address set forth below;

(b)	sent by courier (overnight delivery); or

(c)	sent by Transmission, charges prepaid and confirmed by registered mail as provided in Subsection (b);

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

in the case of a Notice to Epoch at:

Epoch Biosciences, Inc.

21720 23rd Drive SE

#150

Bothwell, WA 98021

USA

Attention: Nicholas Venuto and David Ludvigson

Facsimile No.: (425) 482-5550

and in the case of a Notice to Assignee at:

Drug Royalty LP2

c/o DRI Capital Inc.,

22 St. Clair Avenue East

Suite 200

Toronto, Ontario M4T 2S5

Canada

Attention: Behzad Khosrowshahi

Facsimile No.: (416) 863-5161

with a copy to:

Davies Ward Phillips & Vineberg LLP

44th Floor

1 First Canadian Place

Toronto, Ontario M5X 1B1

Canada

Attention: Gillian R. Stacey

Facsimile No.: (416) 863-0871

Any Notice so given shall be deemed to have been given and to have been received (a) on the day of delivery in person or by courier, if so delivered, and (b) on the day following the day Notice was sent by Transmission, provided such day is a Business Day and if not, on the first Business Day thereafter. Addresses for Notice may be changed by giving notice in accordance with this Section 8.6.

8.7	Assignment

(a) Upon notice in writing to Assignor, this Agreement and any or all of the rights or obligations of Assignee under this Agreement and the Assigned Interests and the Closing Documents shall be assignable and may be delegated by Assignee without restriction.

(b) Neither this Agreement nor any or all of the rights or obligations hereunder shall be assignable by Assignor without the prior written consent of Assignee, which consent shall not be unreasonably withheld provided that Epoch may without the prior consent of Assignee but with prior written notice assign this Agreement together with all of its rights hereunder to an Affiliate of Epoch, provided that such Affiliate assumes all of Epoch’s obligations hereunder and is at least as credit-worthy as Epoch, and further provided that if at any time such Affiliate ceases to be an Affiliate of Epoch, then all rights and obligations under this Agreement shall revert to Epoch or Epoch’s successor.

(c) This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors (including any successor by reason of merger, reorganization, sale of assets or statutory arrangement of any Party) and permitted assigns.

8.8	Further Assurances

Each Party shall do such acts and shall execute such further documents, conveyances, deeds, assignments, transfers and the like, and will cause the doing of such acts and will cause the execution of such further documents as are within its power as any other Party may in writing at any time and from time to time reasonably request be done and/or executed, in order to give full effect to the provisions of this Agreement and the Closing Documents.

8.9	Independent Parties

Nothing contained in this Agreement shall in any way or for any purpose constitute any Party a partner or agent or legal representative of any other Party in the conduct of any business or otherwise or a member of a joint venture or joint enterprise or create any fiduciary relationship among them. Except as expressly provided herein, no Party shall have any authority to act for or to assume any obligation or responsibility on behalf of any other and no Party shall have any authority to bind any other Party to act or to undertake any obligation or responsibility whatsoever.

8.10	Public Announcements

The Parties agree that no public announcements concerning the transactions contemplated herein will be made by any Party, except as may be necessary, in the opinion of counsel to the Party making such disclosure, to comply with the requirements of any Applicable Law, including applicable securities laws and subject to Section 10.1. If any such public statement or release is so required concerning the transactions contemplated herein, the Party making such disclosure shall consult with the other Party prior to making such statement or release, and the Parties shall use reasonable efforts, acting in good faith, to agree upon a text for such statement or release which is satisfactory to all Parties.

8.11	Severability

If any covenant, obligation or provision of this Agreement or the application thereof to any Person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such covenant, obligation or agreement to Persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each covenant, obligation and provision of this Agreement shall be separately valid and enforceable to the fullest extent permitted by law.

8.12	Counterparts

This Agreement may be executed in any number of counterparts and each such executed counterpart shall be deemed to be an original. All executed counterparts when taken together shall constitute one and the same agreement.

8.13	Facsimile Execution

To evidence the fact that it has executed this Agreement, a Party may send a copy of its executed counterpart to the other Party by facsimile Transmission and that Party shall be deemed to have delivered this Agreement on the date it sent such facsimile Transmission. In such event, such Party shall forthwith deliver to the other Party the counterpart of this Agreement executed by such Party.

SIGNATURE PAGE TO FOLLOW THIS PAGE

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

EPOCH BIOSCIENCES, INC.

by	/S/ DAVID LUDVIGSON
Name: David Ludvigson
Title: President and CEO

DRUG ROYALTY LP2, by its General Partner DRC MANAGEMENT LLC2

by	/S/ BEHZAD KHOSROWSHAHI
Name: Behzad Khosrowshahi
Title: Manager

Signature page for Royalty Interest Assignment Agreement

EXHIBIT A

LICENSE AGREEMENT AND QUENCHER AGREEMENT

EXHIBIT B

PATENTS AND PATENT APPLICATIONS